UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 19, 2018, Community Bank System, Inc. (the “Company”) and its wholly-owned subsidiary, Community Bank, N.A. (the “Bank”), announced that Brian D. Donahue, Executive Vice President and Chief Banking Officer has decided to retire after more than 25 years of service with the Company. Mr. Donahue will resign from his position as Executive Vice President and Chief Banking Officer of the Bank effective June 2, 2018, but will remain employed through December 31, 2018 to ensure the orderly transition of his duties to other Bank personnel.

Mr. Donahue joined the Bank in 1992 as a Senior Regional Loan Officer, and was named to the executive management committee of the Bank in 2003. In 2005, he was appointed Executive Vice President and Chief Banking Officer playing an instrumental role in the Bank’s growth and success.

Joseph F. Serbun, Senior Vice President and Chief Credit Officer and a member of the executive management committee, will be assuming the majority of Mr. Donahue’s duties and will be responsible for overseeing the entirety of the Bank’s credit business. Mr. Serbun has more than 34 years of experience in the banking industry, having served in various roles with larger money center banks and regional community banks. He joined the Bank in 2008 as Credit Officer Team Leader and has served as Senior Vice President and Chief Credit Officer since 2010. Consistent with the Bank’s established succession planning, other responsibilities under Mr. Donahue’s oversight have or will be transitioned to other members of the Bank’s management team.

(e)            In connection with the announcement of Mr. Donahue’s retirement on March 19, 2018, the Company and Bank entered into an amendment to Mr. Donahue’s Employment Agreement which expires on December 31, 2018. Under the revised terms, Mr. Donahue will be available following his resignation as an executive officer of the Bank to consult with senior management until December 31, 2018, to ensure the orderly transition of his duties to other members of the Bank’s management team. Mr. Donahue will also be available to perform such transition, succession and other duties as may from time to time be reasonably assigned to him by the Bank’s President and CEO or his authorized designee.

In accordance with the terms of his Employment Agreement, as amended, Mr. Donahue will continue to be paid his current salary and be eligible for his continued benefits (or substantially equivalent benefits) and incentive compensation through December 31, 2018, except that his cash incentive compensation shall be prorated based on his June 2, 2018 resignation date.

The foregoing description of the amendment to Mr. Donahue’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment to the Employment Agreement, attached hereto as Exhibit 10.1, and incorporated by reference.

Item 9.01           Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment to Employment Agreement, dated March 19, 2018, by and among Community Bank System, Inc., Community Bank, N.A. and Brian D. Donahue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

	By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: March 20, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated March 19, 2018, by and among Community Bank System, Inc., Community Bank, N.A. and Brian D. Donahue